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                                                                   EXHIBIT 10.98


                               FIRST AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT



     THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is made and entered into effective as of March 11, 1999 between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lender"), and CRESCENT OPERATING, INC., a Delaware corporation (the "Borrower").

                                R E C I T A L S:

     A. The parties executed that certain Credit and Security Agreement dated as of September 21, 1998 (the "Original Agreement"). All capitalized terms not otherwise defined in this Amendment will have the same meaning as described in the Original Agreement.

     B. The Borrower has requested that the Lender make a loan to it in the principal amount of $19,500,000, the proceeds of which are to be used to accomplish the acquisition of various assets associated with the cold storage business through a joint venture entity to be established and funded together with Vornado Operating Company (the "Americold Loan").

     C. In order to induce the Lender to make the Americold Loan, the Borrower has agreed to modify the Original Agreement to cross default and cross collateralize the Loan with the Americold Loan.

     D. The Borrower is willing to modify the Original Agreement for such purpose on the terms and conditions set forth herein.

     In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 1.1. The following definitions are hereby added to Section 1.1 of the Original Agreement to read as follows:

          "Americold Credit Agreement" means the Credit and Security Agreement dated as of March 11, 1999 between the Borrower and the Lender, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Americold Note" means the promissory note of the Borrower payable to the order of the Lender under the terms of the Americold Credit Agreement, as the same may be modified, supplemented, or amended from time to time, and any note or notes issued in substitution or replacement therefor or in addition thereto.

     2. Section 1.1. The definition of "Secured Obligations" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Secured Obligations" means the collective reference to the unpaid principal of and interest on the Note, the Line of Credit Note, the Term Note, the Americold Note and


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     all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or connection with, this Agreement, the Line of Credit Credit Agreement, the Term Loan Credit and Security Agreement, the Americold Credit Agreement, the Note, the Line of Credit Note, the Term Note, the Americold Note, the Pledge Agreement, or any other document, made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

     3. Section 4.1. Section 4.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          As security for the prompt payment, performance, and observance in full of the Secured Obligations, the Borrower hereby pledges and assigns to the Lender, and grants to the Lender a continuing security interest in and lien on all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (the "Collateral"):

          (i)    all Accounts;

          (ii)   all Chattel Paper;

          (iii)  all Documents;

          (iv)   all Equipment;

          (v)    all General Intangibles;

          (vi)   all Instruments;

          (vii)  all Inventory;

          (viii) all books and recordings pertaining to the Collateral; and

          (ix) to the extent not otherwise included, all Proceeds and products of any of the foregoing, in any form (whether cash or non-cash) and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     4. Section 7.1. The word "or" is hereby deleted from the end of subsection 7.1(i) of the Original Agreement; the word "or" is hereby added to the end of subsection 7.1(j) of the Original Agreement; and the following paragraph (k) is hereby added to Section 7.1 of the Original Agreement to read as follows:

     (k) an "Event of Default" under the Americold Credit Agreement;

     5. Section 8.11. Section 8.11 of the Original Agreement is hereby amended and restated in its entirety to read as follows:


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          The parties agree that the Lender shall have the right to apply the proceeds of any Collateral under this Agreement, the Line of Credit Credit Agreement, the Term Loan Credit and Security Agreement or the Americold Credit Agreement in its sole discretion, against the Secured Obligations under this Agreement, the Secured Obligations under the Line of Credit Credit Agreement, the Secured Obligations under the Term Loan Credit and Security Agreement, or the Secured Obligations under the Americold Credit Agreement.

     6. Remainder of Original Agreement. Except as amended hereby, the Original Agreement shall continue in full force and effect in the form that was effective immediately before the execution of this Amendment.

     7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same document.

     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     9. Governing Law and Severability. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law.

     IN WITNESS WHEREOF, the parties below have executed this Amendment effective as of the date first written above.

                                        CRESCENT OPERATING, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CRESCENT REAL ESTATE EQUITIES
                                        LIMITED PARTNERSHIP

                                        By: Crescent Real Estate Equities, Ltd.,
                                            its general partner


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


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